Exhibit 99.1

XELR8 HOLDINGS PROVIDES UPDATE ON CORPORATE
DEVELOPMENTS AND JUNE DISTRIBUTOR GROWTH

Company Expands Board with Appointment of
AJ Robbins, C.P.A. as Independent Director

Denver, CO — (PR NEWSWIRE) — July 11, 2006 — VitaCube Systems Holdings, Inc., d/b/a/ XELR8 Holdings, Inc. (AMEX:PRH), a provider of functional foods, beverages and nutritional supplements, today announced the appointment of AJ Robbins, C.P.A. as a new independent member of its Board of Directors and Audit Committee.

With a professional career in the accounting field spanning nearly 40 years, Robbins currently serves as the managing partner of the independent accounting firm of AJ. Robbins, P.C., a firm he founded in 1986. His practice focuses on providing accounting and auditing services for both public and private companies. He has substantial experience in public offerings, venture capital financings and mergers and acquisitions, and counsels clients operating in a broad range of industries, including technology, construction, real estate, sports teams, manufacturing, financial services and biotechnology. Holding CPA certifications in Colorado, California and New York, Robbins also serves as an expert witness in federal and state courts for SEC matters, business valuation disputes, marital disputes, lost earnings and other issues. He is a graduate of Brooklyn College of the City University of New York, where he earned a Bachelors of Science degree in Accounting.

“We are pleased to welcome AJ to our Board of Directors and expect that he will play a very productive role in helping to guide XELR8’s future growth strategies,” stated Earnest Mathis, Chairman and CEO of XELR8. “Not only does his appointment further enhance the independence of our Board, but his depth of experience in public accounting and finance should serve to greatly complement and strengthen our Company’s leadership.”

In other news, XELR8 also reported that that the Company increased the number of new distributors in its national direct selling network to 2,722 as of June 30, 2006 — up 150 over the 2,572 total distributors reported for May and up 856 year-to-date.

“Later this month, we will be hosting our major network leadership event in Aspen, Colorado, where XELR8’s top producing distributors will be recognized for outstanding sales achievement,” noted Mathis. “This should prove to be a highly energized event, where our sales leaders and Company’s management team will collaborate on new marketing initiatives, product expansion concepts and incentive programs to promote greater distributor and revenue growth in coming quarters.”

About XELR8 Holdings, Inc.

VitaCube Systems Holdings, Inc., d/b/a/ XELR8 Holdings, Inc., is a provider of nutritional foods and beverages designed to help enhance physical health and overall performance. XELR8 has developed a comprehensive line of nutritional supplements and functional foods designed in systems that are easy to take, simple to understand, and conveniently fit within a lifestyle. XELR8’s commitment to quality, science, and research has earned them a loyal following of over 350 world-class athletes and an elite list of endorsers, such as five-time Cy Young Award Winner Randy Johnson; Super Bowl Champions Mike Alstott, Lawyer Milloy and Head Coach Mike Shanahan; professional football superstar Cadillac Williams; Olympians Briana Scurry and Caroline Lalive; Stanley Cup Winner Blake Sloan; and PGA Tour Professional Tom Pernice, Jr. XELR8 products are only available through independent distributors located throughout the nation. For more information about XELR8, please visit www.xelr8.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including prospects for XELR8’s distribution network. Actual results may differ from those discussed in such forward-looking statements. These forward-looking statements include risks and uncertainties that include the Company’s ability to attract and retain distributors; changes in demand for the Company’s products; changes in the level of operating expenses; changes in general economic conditions that impact consumer behavior and spending; product supply; the availability, amount, and cost of capital for the Company; and the Company’s use of such capital. More information about factors that potentially could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2005 and all subsequent filings. Certain statements in this release regarding the Company’s agreements are in accordance with the guidelines established by the Federal Trade Commission for endorsements in advertising.

Company Contacts:	VitaCube d/b/a XELR8 Holdings, Inc.	Elite Financial Communications Group, LLC
	Earnest Mathis, CEO	Dodi Handy, President and CEO
	(303) 316-8577, x228	407-585-1080
	emathis@xelr8.com	prh@efcg.net